Exhibit 10.1

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 3rd day of February, 2005, by and between Chinamerica Fund, LLP and the other purchasers set forth on Schedule A hereto (collectively, the
"Purchasers") and Basic Empire Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell to the Purchasers and the Purchasers desire to purchase from the Company shares of Common Stock of the Company, par value $.001 per share (the "Shares"), in reliance upon Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Act") and upon the terms, provisions, and conditions and for the consideration hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby represent, warrant, covenant, and agree as follows:

Section 1. Issuance and Sale of Shares.

         Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement, the Company agrees to sell, issue and deliver to the Purchasers the Shares, free and clear of all liens, pledges, encumbrances, security interests, and adverse claims, and the Purchasers agree to purchase the Shares from the Company for the consideration hereinafter set forth.

Section 2. Number of Shares; Purchase Price; Adjustments; and Use of Proceeds.

         Upon execution hereof, the Purchasers shall purchase, and the Company shall sell, issue and deliver to the Purchasers, up to 590,283 Shares at a purchase price of $1.6941 per Share. The total purchase price of $ 1,000,000 shall be placed into escrow by the filing date of an 8-K with SEC for the transaction of a reverse merger between the Company and China Tailong Holding Company, Ltd. Upon the filing of a registration statement covering the shares subscribed for by the Purchasers in a manner more fully described in Section 7 herein, the total purchase price shall be released from escrow. Once released, $750,000 shall be wired to the Company at its designated bank account and the $250,000 shall be deposited into an escrow according to this Section as described below.

         The Company hereby represents to the Purchasers that it's after tax net income ("Net Income") for the Company's fiscal year ending 2004 shall be at least $3,300,000. In the event that the Company does not generate Net Income of at least $3,300,000 (the "Target Income") for its fiscal year ending 2004 (based upon audited financial statements for the same period), the Company shall issue to the Purchasers additional Shares. The number of additional Shares to be issued by the Company to the Purchasers shall be determined by (a) dividing $1,000,000 by the product of the Target Income multiplied by six (6) and increased by $1,000,000 then multiplying the percentage obtained thereby (the "Target Percentage") times the total number of Shares then outstanding; and (b) dividing $1,000,000 by the product of actual Net Income for the fiscal year ending 2004 multiplied by six (6) and increased by $1,000,000 then multiplying the percentage obtained thereby (the "Target Percentage") times the total number of Shares then outstanding. The Company shall then issue that number of shares equal to the difference between the number of Shares issued under Subsections
(a) and (b) above. Each Purchaser shall be entitled to receive a portion of the additional shares based upon its pro rata ownership of the initial Shares issued to it hereunder.

         Example:
         --------

         If the audited net income for fiscal 2004 was reported to be $ 3 MM instead of $ 3.3 MM, the shares issued to the investors would be calculated as follows:

         Targeted pre-money value ($ 3.3 MM x 6 = $ 19.80)

         $ 1 MM investment thus represents $ 1 MM / $ 20.80 MM = 4.77 %

         Actual  Pre-money  value  based on $ 3 MM net income ($ 3 MM x 6 = $ 18
         MM)

         $ 1 MM investment should thus represent $ 1 MM / $ 19 MM = 5.26 %

         An adjustment would thus be made to adjust the investor's fully diluted ownership up to 5.26 % of the Company.

         The Company hereby represents to the Purchasers that it's after tax net income ("Net Income") for the Company's fiscal year ending 2005 shall be at least $3,800,000. In the event that the Company does not generate Net Income of at least $3,800,000 for its fiscal year ending 2005 (based upon audited financial statements for the same period), the Company shall cause the shareholders of the Company listed on Schedule B hereto (the "Controlling Shareholders"), to forfeit Shares owned by them (pro rata based on their respective percentages of ownership of all of the then outstanding Shares). The number of Shares to be forfeited by the Controlling Shareholders shall be determined based upon the earnings the Company ("Earnings"). Earnings shall be determined within 15 days of the receipt by the Company of its audited 2005 Net Income but in no event later than April 1, 2006. Upon receipt of the audits, the Net Income reflected in the audit will be compared to $ 3,800,000. To the extent that the audited Net Income is less than $ 3,800,000, a number of shares equal to the Forfeited Amount shall be retired by the Controlling Shareholders. The Forfeited Amount shall be calculated as follows: The total number of shares at risk shall be equal to 33 % of the fully diluted shares held by the Controlling Shareholders as of the date of the adjustment (if any). To this number will be applied a percentage calculated by taking 1 - (the actual net income for 2005 / $ 3.8 MM). It shall be a condition to the Purchasers' acquisition of the Shares that the Controlling Shareholders agree in writing to the provisions of this
Section 2.

         Example:
         --------

         If the audited net income for fiscal 2005 were reported to be $ 3.5 MM instead of the targeted number of $ 3.8 MM, the following adjustment to the shares outstanding would be made by having the controlling shareholders retire the indicated number of shares to the treasury.

         Total shares held by controlling shareholders = 10,000,000 (this is an assumption for the purpose of this illustration).

         Percentage that the actual net income was under the targeted net income = 1-(Actual Net / Target Net) = 1-(3,500,000 / 3,800,000) = 1- (.9211)
         = .0789 = 7.89 %

         An adjustment would then be made to the shares total shares held by the controlling shareholders by taking .0789 x 10,000,000 (their total shares) = 789,000 shares. This is the number of shares that would be retired to treasury.

         In no event, no matter what the actual net income turned out to be, would the adjustment be greater than 33 % of the shares held by the Controlling shareholders.

         The Company hereby agrees to use the proceeds of the purchase of the Shares hereunder by the Purchasers for: (a) expansion of the business of the Company; (b) general working capital purposes, including the costs associated with this transaction and contemplated corporate restructuring transactions; (c) regulatory compliance and public reporting obligations under the Act and the Exchange Act of 1934, as amended; and (d) implementation and execution of a corporate communications program; provided, however, that with respect to the proceeds to be expended by the Company in connection with corporate communications program, the Company hereby agrees: (x) to expend $250,000 of the proceeds of the Purchasers' acquisition of Shares on such program (the "Program Funds"); and (y) the Program Funds will be held back by the Escrow Agent (defined below) and not released unless and until the Company shall have entered into a separate escrow agreement with the Escrow Agent (to which each Purchaser is a party), providing for the retention of the Program Funds and timely and orderly disposition thereof. It is expressly understood that under such separate escrow agreement the Company shall have the sole authority to select the recipients of such program funds and the approximate timing of their disbursement by the escrow agent.

Section 3. The Closing.

         Upon execution of this Agreement, the Company shall deliver to the Purchasers certificates evidencing the Shares determined to be purchased by the Purchasers hereunder. Such certificates shall be issued in the name of Purchasers as set forth on Schedule A hereto (the "Closing"). Immediately upon Closing and delivery to the Purchasers of the foregoing certificates, the Purchasers shall deliver to Securities Transfer Corporation, as the Company's escrow agent (the "Escrow Agent") the aggregate purchase price payable for the Shares acquired by the Purchasers hereunder (the "Purchase Price"). The release of the Purchase Price to the Company shall be effected in accordance with the terms of this Agreement and an escrow agreement to be entered into by and among the Escrow Agent, the parties hereto and such other parties referenced therein (the "Escrow Agreement").

Section 4. Representations and Warranties of the Purchasers.

         Each Purchaser acknowledges and understands that the Shares are being acquired for investment in a transaction undertaken in reliance upon the exemption from registration under Rule 506 of Regulation D under the Act. Each Purchaser hereby represents and warrants to the Company that:

         a) The Purchaser is acquiring the Shares solely for investment purposes and not with a view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling any of the Shares, except in accordance with applicable provisions of the Act.

         b) The Purchaser will hold the Shares subject to all of the applicable provisions of the Act, and Purchaser will not at any time make any sale, transfer, or other disposition of the Shares in contravention of said Act (references herein to the Act shall include the rules and regulations thereunder).

         c) The Purchaser acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time since issuance of the Shares has not been registered under the Act and that the Shares therefore cannot be sold or transferred unless such sale or transfer is registered under the Act or an exemption from the registration requirements of the Act is available.

         d) The sale of the Shares to Purchaser is being made without any public solicitation or advertisements.

Section 5. Representations and Warranties of the Company.

         The Company hereby represents and warrants to each Purchaser as follows, it being understood that each reference to the Company hereafter with respect to each such representation and warranty shall pertain to the Company and any direct and indirect subsidiaries:

         5.1. Organization, Standing and Power.

         The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. The Company has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Company Material Adverse Effect (defined below). For purposes of this Agreement, the term "Company Material Adverse Effect" means any material adverse effect with respect to the Company, taken as a whole, or any change or effect that adversely, or is reasonably expected to adversely, affect the ability of the Company to maintain its current business operations or to consummate the transactions contemplated by this Agreement in any material respect.

         5.2. Validity of Transaction; Consents.

         This Agreement and each other agreement contemplated hereby to which the Company is a party (the "Ancillary Agreements") are valid and legally binding obligations of the Company, enforceable in accordance with their respective terms against the Company, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally, and by general principles of equity. At the time that the Shares are sold, assigned, transferred and conveyed to Purchasers pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable. The execution, delivery and performance of this Agreement have been duly authorized by the Company and will not violate any applicable federal or state law, any order of any court or government agency or the articles or certificate of incorporation of the Company. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Company will not result in any breach of or default under, or result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement by which the Company or any of its respective assets may be bound. No consent, approval or authorization of, or registration or filing with any governmental authority or other regulatory agency, is required for the validity of the execution and delivery by the Company of this Agreement, any Ancillary Agreement or any other documents related hereto or thereto.

         5.3. Capital Structure.

         The authorized capital stock of the Company consists of 100 million shares of common stock, par value $.001 per share (previously defined as the "Shares"). On the date of Closing (the "Closing Date"), there will be 12,374,903 Shares issued and outstanding. The Shares and any other outstanding shares of capital stock of the Company will have been duly authorized and validly issued, and will be fully paid and nonassessable and not subject to preemptive or similar rights. No bonds debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued or outstanding. The Company does not have, and at Closing will not have, any outstanding option, warrant, call, subscription or other right, agreement or commitment which either (a) obligates the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company, or (b) restricts the voting, disposition or transfer of shares of capital stock of the Company. There are no outstanding stock appreciation rights or similar derivative securities or rights of the Company.

         5.4. Authority: Noncontravention.

         The Company has the requisite corporate power and authority to enter into this Agreement and any Ancillary Agreements. The Company has the requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and any Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Purchaser, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement and any Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, (a) conflict with any of the provisions of the charter documents or bylaws of the Company,
(b) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, termination, cancellation or acceleration of any obligation (including to pay any sum of money) or loss of a benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, ground lease, franchise, license or similar instrument or undertaking to which the Company is a party or by which the Company or any of the assets of either entity are bound, result in the creation or imposition of a material Lien or other restriction or encumbrance on any material asset of the Company, which, singly or in the aggregate, would have a Company Material
Adverse Effect, or (c) subject to the governmental filings and other matters referred to in the following sentence, violate any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect except for such violations, which, singly or in the aggregate, would only have an immaterial effect. Except as otherwise required by applicable state or federal securities laws, no consent, approval or authorization of, or declaration or filing with, or notice to, any domestic or foreign governmental agency or regulatory authority (a "Governmental Entity") or any third party which has not been received or made, is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in a Company Material Adverse Effect. "Lien" means, collectively, all material pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever.

         5.5. Absence of Certain Changes or Events; No Undisclosed Material Liabilities.

         The Company does not have any loans or liabilities from any financial institutions in any jurisdictions.

         5.6. Compliance with Applicable Laws.

         The Company has and after giving effect to the transactions contemplated hereby will have in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and to the knowledge of the Company there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which individually or in the aggregate would not have a Company Material Adverse Effect. To the Company's knowledge, the Company is in compliance with, and has no liability or obligation under, all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, including any liability or obligation to undertake any remedial action under hazardous substances laws, except for instances of non-compliance, liabilities or obligations, which individually or in the aggregate would only have an immaterial effect.

         5.7. Litigation, etc.

         As of the date hereof, (a) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the knowledge of the Company, threatened against the Company (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and (b) the Company is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order that, in any such case described in clauses (a) and (b), (i) could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt Practices Act, as amended. As of the date hereof, there are no suits, actions, claims or proceedings pending or, to the Company's knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

         5.8. Disclosure.

         The representations and warranties and statements of fact made by the Company in this Agreement are accurate, correct and complete in every respect and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

Section 6. Survival of Representations and Warranties.

         All representations, warranties, covenants, and agreements contained herein shall not be discharged or dissolved upon, but shall survive the Closing and shall be unaffected by any investigation made by any party at any time.

Section 7. Registration Rights

         7.1. Registration by the Company.

         (a) Mandatory Registration. As promptly as practicable (but in no event later than 30 days after the Closing, the Company shall file a registration statement (the "Registration Statement") with the Commission under the Act for the registration of the Shares. Further, in the event additional shares are issuable hereunder (i.e. Section 2.2) at the time of filing of the Registration Statement, the Company shall piggy-back such additional shares in the next available Registration Statement. Any possible income tax incurred between the market price of the stock per share when the Registration Statement is filed for such additional shares and the current $1.6941 per Share shall be born by the Company, if there is any.

         (b) Registration Statement Form. Registrations under this Section 7.1 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company and approved by each Purchaser, which approval shall not be unreasonably withheld. The Company shall provide drafts of the Registration Statement proposed to be filed by it to the Purchasers in advance of the filing thereof and provide the Purchasers with a reasonable amount of time to review and comment on the same prior to its filing.

         (c) Effective Registration Statement. A registration required pursuant to this Section 7.1 shall not be deemed to have been effected unless the Registration Statement has been declared effective by the Securities and Exchange Commission (the "Commission") and has remained effective in compliance with the provisions of the Act with respect to the disposition of all of the Shares covered by such Registration Statement until such time as all of the Shares have been disposed of in accordance with the intended methods of disposition by each Purchaser set forth in such Registration Statement (unless the failure to so dispose of such Shares shall be caused solely by reason of a failure on the part of the Purchaser).

         7.2. Priority Registrations.

         Notwithstanding anything else set forth herein and subject to the limitations set forth below, the Registration Statement may include, in addition to the Shares, other securities of the Company which are proposed to be sold for the account of the Company or any other stockholders thereof.

         7.3. Registration Procedures.

         The Company shall, as expeditiously as possible:

         a) prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission;

         b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the disposition of all the Shares covered by such Registration Statement until the earlier of the time as all of such Shares have been disposed of in accordance with the intended methods of disposition by the Purchasers set forth in such Registration Statement or the date that the Shares are eligible for resale pursuant to the provisions of Rule 144 under the Act;

         c) furnish such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Act, in conformity with the requirements of the Act, and such other documents, as the Purchasers may reasonably request;

         d) use its reasonable best efforts (i) to register or qualify the Shares under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as Purchaser shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Purchasers to consummate the disposition in such jurisdictions of the securities to be sold by the Purchasers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

         e) use its reasonable best efforts to cause all Shares covered by such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Purchasers to enable the Purchasers to consummate the disposition of such Shares;

         f) notify the Purchasers at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of the Purchasers promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

         g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders simultaneously with its disclosure to the public, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder, and promptly furnish to Purchaser a copy of any amendment or supplement to such Registration Statement or prospectus;

         h) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all the Shares covered by such Registration Statement from and after a date not later than the effective date of such registration; and

         i) use its reasonable best efforts to list the Shares on any national securities exchange on which the shares of the same class covered by such Registration Statement are then listed and, if no such shares are so listed, on any national securities exchange on which the common stock is then listed.

         Each Purchaser agrees by acquisition of the Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (f) of this Section 7.3, such holder will forthwith discontinue such disposition of the Shares pursuant to the Registration Statement until Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (f) of this Section 7.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to the Shares current at the time of receipt of such notice.

         7.4. Indemnification.

         (a) Indemnification by the Company. The Company will, and hereby does, indemnify and hold harmless, in the case of the Registration Statement filed pursuant to Section 7.1, each Purchaser and its respective directors, officers, partners, agents and affiliates, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or any such director, officer, partner, agent, affiliate or controlling person may become subject under the Act or otherwise, including, without limitation, the fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such Purchaser and each such director, officer, partner, agent, affiliate and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Purchaser or any such director, officer, partner, agent, affiliate or controlling person and shall survive the transfer of such securities by the Purchaser.

         (b) Indemnification by the Purchasers. As a condition to including the Shares in the Registration Statement, the Company shall have received an undertaking from each Purchaser, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.4(a)) each other seller, if any, the Company, and each director of the

         Company and each officer of the Company, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 7.4(b) shall be limited to the amount of proceeds received by such indemnifying party giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Purchaser.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 7.4 (a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 7.4, except to the extent that the indemnifying  party is  actually  prejudiced  by such  failure  to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any actual conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that the Company may limit the fees and expenses that it pays in any one legal action or group of related legal actions to those fees and expenses of one firm of attorneys (together with appropriate local counsel), which firm of attorneys (together with appropriate legal counsel) shall be designated in writing by a majority of the indemnified parties who are a party to, or are reasonably likely to become parties to, such legal action or group of related legal actions. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

         (d) Contribution.  If the indemnification  provided for in this Section
         7.4 shall for any reason be held by a court to be unavailable to an indemnified party under Section 7.4(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 7.4(a) or
         (b), the indemnified party and the indemnifying party under Section 7.4(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Purchaser which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and each Purchaser from the offering of the securities covered by such Registration Statement, provided, that for purposes of this clause (ii), the relative benefits received by each Purchaser shall be deemed not to exceed the amount of proceeds received by such Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Purchaser's obligation to contribute as provided in this Section 7.4(d) is several in proportion to the relative value of its respective Shares covered by such Registration Statement and not joint. In addition, no person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld.

         (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 7.4 (with appropriate modifications) shall be given by the Company and each Purchaser with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Act.

         (f) Indemnification Payments. The indemnification and contribution required by this Section 7.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

Section 8. Put Option

         (a)  Subject to the  provisions  of  subparagraphs  (b) and (c) or this
         Section 8, the Company hereby grants to the Purchasers the right to require the Company to repurchase any or all of the Shares acquired by the Purchasers hereunder at the price per Share paid by the Purchasers hereunder (the "Put Option").

         (b) The Put Option may be exercised at any time after the Closing and shall expire upon the date on which the Registration Statement is filed by the Company with the Commission (the "Expiration Date").

         (c) The Put Option may be exercised by written notice given by the Purchaser to the Company and the Escrow Agent exercising the Put Option. If the Put Option is not exercised by the Expiration Date, then the Put Option will terminate, and be null, void and of no further effect immediately following the Expiration Date.

Section 9. Board Representation.

         Upon Closing, the Purchasers shall, collectively, have the right to designate one member of the Company's board of directors who shall serve as its Vice Chairman and, to the extent that such designation requires the consent of the Company's shareholders under applicable state law, the Company shall promptly submit such designee for approval of the Company's shareholders, shall support and recommend such designee's appointment to the board of directors and shall use its best efforts to cause such designee to be elected by the Company's shareholders.

Section 10. Entirety and Modification.

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether oral or written, between the parties hereto relating to such subject matter. No modification, alteration, amendment, or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.

Section 11. Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their successors and permitted assigns, heirs, and personal representatives.

Section 12. Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first written above.

PURCHASERS:                                 CHINAMERICA FUND, LLP


                                            By: /s/ Beau Johnson
                                               ---------------------------------

                                            Name:
                                            Title:

                                            ADDITIONAL PURCHASERS


                                            By: /s/ Gary C. Evans
                                               ---------------------------------

                                            Name:
                                            Title:



                                            By:
                                               ---------------------------------

                                            Name:
                                            Title:



COMPANY:                                    BASIC EMPIRE CORPORATION


                                            By: /s/ Chang Yu
                                               ---------------------------------

                                   SCHEDULE A





--------------------------- ------------------------- --------------------------
         PURCHASER               NUMBER OF SHARES          PURCHASING PRICE
--------------------------- ------------------------- --------------------------
   CHINAMERICA FUND, LLP              531,256                 US$900,000
--------------------------- ------------------------- --------------------------
       GARY C. EVANS                  59,028                  US$100,000
--------------------------- ------------------------- --------------------------

                                   SCHEDULE B


                            CONTROLLING SHAREHOLDERS


                            China Tailong Group Ltd.